UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
February 20, 2020

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $0.01 PAR VALUE	PLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2020, Plantronics, Inc. (the “Company”) entered into an Amendment No. 2 to Credit Agreement (the “Amendment”) by and among the Company, the financial institutions party thereto as lenders and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Agent”). The Amendment amends the Credit Agreement dated as of July 2, 2018 (as previously amended, the “Credit Agreement”) by and among the Company, the financial institutions from time to time party thereto as lenders and the Agent to (i) increase the maximum Secured Net Leverage Ratio (as defined in the Credit Agreement) permitted under the Credit Agreement to 3.75 to 1.00 through December 26, 2020 and 3.00 to 1.00 thereafter and (ii) decrease the minimum Interest Coverage Ratio (as defined in the Credit Agreement) required under the Credit Agreement to 2.25 to 1.00 through December 26, 2020 and 2.75 to 1.00 thereafter.
Additionally, the Amendment modifies calculation of the Secured Net Leverage Ratio and the Interest Coverage Ratio solely for purposes of compliance with Sections 7.11(a) and 7.11(b) of the Credit Agreement to (i) calculate the Secured Net Leverage Ratio net of the aggregate amount of unrestricted cash and Cash Equivalents (as defined in the Credit Agreement) on the balance sheet of the Company and its Restricted Subsidiaries (as defined in the Credit Agreement) as of the date of calculation up to an amount equal to $150,000,000 and (ii) solely for purposes of any fiscal quarter ending from December 29, 2019 through December 26, 2020, increase the cap on Expected Cost Savings (as defined in the Credit Agreement) in determining Consolidated EBITDA (as defined in the Credit Agreement) to the greater of (A) 20% of Consolidated EBITDA for such Measurement Period (as defined in the Credit Agreement) (calculated before giving effect to any such Expected Cost Savings to be added back pursuant to clause (a)(ix) of the definition of Consolidated EBITDA) and (B)(x) for the period from December 29, 2019 through March 28, 2020, $121,000,000, (y) for the period from March 29, 2020 through June 27, 2020, $107,000,000 and (z) for the period from June 28, 2020 through December 26, 2020, $88,000,000.
The foregoing is only a summary of the Amendment and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.     The exhibits listed in the Exhibit Index below are filed as part of this report.

Exhibit Number	Description
4.1
Amendment No. 2 to Credit Agreement, dated as of February 20, 2020, by and between Plantronics, Inc., the financial institutions party thereto as lenders and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 21, 2020	PLANTRONICS, INC.

		By:	/s/ Charles D. Boynton
		Name:	Charles D. Boynton
		Title:	Executive Vice President and Chief Financial Officer